UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2008

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On April 9, 2008, Metalico, Inc. (the "Company" or "Metalico") completed the transactions contemplated by the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of March 27, 2008, among the Company and the purchasers named therein (the "Purchasers"). Under the terms of the Securities Purchase Agreement, the Company sold an aggregate of 2,923,077 shares of its common stock, par value $0.001 (the "Shares"), at a price of $9.75 per share for gross proceeds of $28,500,000. Investors also received a total of 1,169,231 warrants for shares of the Company’s common stock at an exercise price of $12.65 per share with a term of six years (the "Warrants" and, together with the Shares, the "Securities"). On April 9, 2008, the Company issued a press release announcing the completion of the offering. The full text of the press release is attached hereto as Exhibit 99.1.

All of the Purchasers represented that they were "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of the Securities was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

In connection with the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement, dated as of March 27, 2008, and the Company agreed to file a registration statement to register the resale of the Shares and the shares underlying the Warrants within 45 days of the date of closing and to use commercially reasonable efforts to cause the registration statement to be declared effective within 90 days (or 120 days upon receipt of comments from the SEC). In the event the Company fails to meet its obligations, it will be subject to customary penalties.

In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal and accounting fees, and other miscellaneous expenses, of approximately $1.5 million.

The Company did not use any form of advertising or general solicitation in connection with the sale of the Securities. The Securities will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates will be imprinted with a restrictive legend to that effect.

The description of the private placement set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2008, the form of Registration Rights Agreement filed as Exhibit 10.3 to such report, and the form of Warrant filed as Exhibit 10.4 to such report (collectively, the "Transaction Documents"), all of which are incorporated herein by reference. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.2 Securities Purchase Agreement dated as of March 27, 2008 among the Company and the investors named therein. (Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2008.)

Ex. 10.3 Registration Rights Agreement dated as of March 27, 2008 among the Company and the investors named therein. (Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2008.)

Ex. 10.4 Form of Warrant to be issued to investors party to Agreements identified in Exhibits 10.2 and 10.3 above. (Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2008.)

Ex. 99.1 Press Release dated April 9, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

April 9, 2008	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued April 9, 2008